Exhibit 99.3

REAFFIRMATION OF GUARANTY AGREEMENT

Dated as of November 1, 2007

Reference is made to that certain Guaranty Agreement, dated as of August 10, 2007 (the “Guaranty”), executed by GENIUS PRODUCTS, INC., a Delaware corporation (“GPI”) and each of the other signatories thereto (each of GPI and such other signatories, a “Guarantor” and collectively, the “Guarantors”), in favor of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lenders and the Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), and each of the lenders.

This Reaffirmation is in reference to that certain Amended and Restated Credit Agreement, dated on or about November 1, 2007 (the “Amended and Restated Credit Agreement”), among Genius Products, LLC, the lenders party thereto from time to time and Société Générale, as Administrative Agent and Collateral Agent.  Unless otherwise defined herein, all capitalized terms used in this Reaffirmation that are defined in the Amended and Restated Credit Agreement shall have the respective meanings assigned to them in the Amended and Restated Credit Agreement.

Each of the undersigned hereby acknowledges and consents to the Amended and Restated Credit Agreement and the other Credit Documents being executed in connection therewith and confirms and agrees that the Guaranty and each other Credit Document previously executed by the undersigned remains in full force and effect in accordance with its terms and is hereby reaffirmed and ratified by each of the undersigned, and each of the undersigned hereby confirms that the representations and warranties contained in each the Guaranty (including any incorporated by reference to the Original Agreement (as defined in the Amended and Restated Credit Agreement) and the Amended and Restated Credit Agreement, as applicable) are (before and after giving effect to the Amended and Restated Credit Agreement, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date) true and correct in all material respects.

This Reaffirmation may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Reaffirmation may execute this Reaffirmation by signing any such counterpart.  Transmission by facsimile of an executed counterpart of this Reaffirmation shall be deemed to constitute due and sufficient delivery of such counterpart.

This Reaffirmation shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

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IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation to be duly executed by its authorized officer as of the day and year first above written.

GUARANTORS:

GENIUS PRODUCTS, INC.,
a Delaware corporation

By: /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    President

AMERICAN VANTAGE MEDIA, LLC,
a Nevada limited liability company

By:  /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    President

WELLSPRING MEDIA, LLC,
a Delaware limited liability company

By:  /s/ Trevor Drinkwater
Name:   Trevor Drinkwater
Title:     President

WELLSPRING PRODUCTIONS, LLC,
a Delaware limited liability company

By:  /s/ Trevor Drinkwater
Name:   Trevor Drinkwater
Title:     President

CASTALIAN DC, LLC,
a Delaware limited liability company

By:  /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    Manager

THE THIRTEEN THIRTY ONE LLC,
an Illinois limited liability company

By:  /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    Manager

CASTALIAN, LLC, an Illinois limited liability company By: /s/ Trevor Drinkwater Name: Trevor Drinkwater Title: Manager